EXHIBIT 10.13

Amended and Restated

Oxford Resource Partners, LP

Long-Term Incentive Plan

Award Agreement for Grant of Unrestricted Units

Grantee:

Grant Date:

1.	Grant of Unrestricted Units. Oxford Resources GP, LLC (the “Company”), general partner of Oxford Resource Partners, LP (the “Partnership”), hereby grants to you an Award of unrestricted Units (the “Units”) under the Amended and Restated Oxford Resource Partners, LP Long-Term Incentive Plan (the “LTIP”) and pursuant to the Non-Employee Directors Compensation Plan (the “NEDC Plan”), on the terms and conditions set forth herein, in the LTIP and in the NEDC Plan, which LTIP and NEDC Plan are incorporated herein by reference as part of this Award Agreement for Grant of Unrestricted Units (this “Agreement”). The Units subject to this Unit Award will be free from any restrictions on transferability (except as otherwise provided in Section 2) or risk of forfeiture. The Company shall issue in your name in book-entry form to your account at American Stock Transfer & Trust Co., LLC the Units subject to this Unit Award, where such Units shall subsequently be held. In the event of any conflict between the terms of this Agreement and the LTIP or the NEDC Plan, the LTIP or the NEDC Plan, as applicable, shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the LTIP, unless the context requires otherwise.

2.	Partnership Agreement Provisions. Upon the issuance of the Units to you, you shall be subject to those terms and conditions of the Third Amended and Restated Limited Partnership Agreement of Oxford Resource Partners, LP dated July 19, 2010, as amended from time to time (the “Partnership Agreement”), that are applicable to a Limited Partner (as defined in the Partnership Agreement) owning the class of Partnership Securities (as defined in the Partnership Agreement) represented by the Units, including without limitation the restrictions on transfer provisions of the Partnership Agreement.

3.	Restrictions. By accepting this grant, you agree that the Units that may be issued to you under this Agreement will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (i) the certificates representing the Units subject to this Unit Award may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Partnership may refuse to register the transfer of the Units subject to this Unit Award on the transfer records of the Partnership if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Partnership may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units subject to this Unit Award.

4.	Rights as Unitholder. You, or your executor, administrator, heirs, or legatees, shall have the right to vote and receive distributions on the Units and all the other privileges of a unitholder of the Partnership from, and only from, the date of issuance of the Units in your name.

5.	Insider Trading Policy. The terms of the Company’s Insider Trading Policy (the “Policy”) with respect to the Units are incorporated herein by reference. The timing of the delivery of the Units pursuant to this Agreement shall be subject to and comply with the Policy.

6.	Taxes. You acknowledge and agree that it is your responsibility to review with your own tax advisors the federal, state, local and foreign tax consequences of receiving this Unit Award under the LTIP and the NEDC Plan and of the ownership and disposition of the Units. You acknowledge and agree that none of the Partnership, the Company, or any of their respective officers, employees, directors, representatives and agents are making any representations or warranties as to the federal, state, local or foreign tax consequences to you as a result of receiving this Unit Award and of the ownership and disposition of the Units. You understand that you (and no other persons) are responsible for your own tax liability that may arise as a result of the grant and issuance of the Units to you and of the ownership and disposition of the Units by you.

7.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under you.

8.	Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Unit Award granted hereby.

9.	Modification. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

10.	Governing Law. This Agreement and the grant made hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the Grant Date set forth above.

OXFORD RESOURCES GP, LLC

By:
Name:
Title:

[NAME OF GRANTEE]